UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2005

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC .
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14303	36-3161171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SUPPLEMENTAL DATA
SIGNATURES

Item 2.02. Results of Operations and Financial Condition.
The following information consists of a press release dated April 29, 2005, including financial information and financial data relating to American Axle & Manufacturing Holdings, Inc. for the three months ended March 31, 2005. The information is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Axle & Manufacturing Holdings, Inc. specifically incorporates the information by reference.

American Axle & Manufacturing Reports
First Quarter 2005 Financial Results

Detroit, Michigan, April 29, 2005 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported sales and earnings for the first quarter of 2005.

First Quarter 2005 highlights
·	First quarter sales of $818.9 million
·	19% year-over-year decline in production volumes
·	Non-GM sales were 21% of total sales, totaling $169.2 million
·	Net earnings of $13.3 million or $0.26 per share

First quarter earnings were $13.3 million or $0.26 per share. This compares to earnings of $36.5 million or $0.66 per share in the first quarter of 2004. AAM’s earnings in the first quarter of 2004 included the impact of a one-time charge of $23.5 million or $0.28 per share related to debt refinancing and redemption activities.

“This was a very challenging quarter for AAM due to the impact of lower production levels and higher steel and metallic material prices,” said AAM’s Co-Founder, Chairman of the Board & CEO Richard E. Dauch. “Despite these tough industry conditions, AAM remains focused on its operations to flawlessly execute thirteen product and process launches during 2005. More importantly, AAM is continuing to make significant investments in product, process and system technology to further expand our product offerings, customer diversification and global manufacturing presence.“

Net sales in the first quarter of 2005 were $818.9 million as compared to $952.8 million in the first quarter of 2004. Sales to non-GM customers for the quarter were $169.2 million and now represent 21% of AAM’s total sales. AAM sales for the quarter reflect an estimated 19% year-over-year decline in its customers’ production volumes for the major North American light truck programs it currently supports. AAM’s content per vehicle in the quarter of $1,183 was approximately the same as $1,182 in the first quarter of 2004.

Gross margin in the first quarter of 2005 was 8.8% as compared to 14.3% in the first quarter of 2004. Operating income was $25.7 million or 3.1% of sales in the quarter as compared to $86.9 million or 9.1% of sales in the first quarter of 2004.

AAM’s research and development spending (R&D) in the first quarter of 2005 was $17.6 million as compared to $16.9 million in the first quarter of 2004. In addition to supporting the 2005 calendar year launch of products supporting the all-new HUMMER H3, Dodge Ram Power Wagon, Dodge Ram Mega Cab and vehicles for Ssangyong Motor Corporation, AAM continues to invest in the development and validation of products supporting rear wheel drive and all-wheel drive driveline systems for passenger cars and crossover vehicles. Products supporting this growth segment of the market, such as independent front drive axles (IFDA), power transfer units (PTU) and rear drive modules (RDM) now represent approximately 25% of AAM’s $1 billion new business backlog.

AAM defines free cash flow to be net cash provided by (or used in) operating activities less capital expenditures and dividends paid. AAM’s free cash flow in the first quarter of 2005 was a use of $116.3 million. AAM’s free cash flow deficit of $42.3 million in the first quarter of 2004 included a $36.3 million lump-sum bonus payment to its hourly associates represented by the UAW in connection with the ratification of the current four-year master agreement. It is normal for the company to use cash in the first quarter due to seasonal differences in sales activity.

Net cash flow used in operating activities was $34.1 million in the first quarter of 2005 as compared to $4.4 million of cash provided by operating activities in the first quarter of 2004. AAM’s working capital investment in accounts receivable in the first quarter of 2005 reflects the impact of higher metal market pass-throughs as compared to the first quarter of 2004. AAM’s inventories have increased in the first quarter of 2005 versus the first quarter of 2004 due to higher steel and metallic material prices, higher amounts of inventory in transit associated with an expansion in global sourcing activities and higher levels of on-hand raw material stocks to protect against supply interruption.

Capital spending in the first quarter of 2005 was $74.8 million as compared to $46.7 million for the same period in 2004. AAM’s quarterly cash dividend, which commenced in the second quarter of 2004, was $7.4 million in the current quarter.

AAM also updated its full-year 2005 earnings outlook.

On January 13, 2005, AAM announced earnings guidance for 2005 based on its assumption that its customers’ production volumes for the major North American light truck programs it currently supports would be approximately 8% lower than in 2004. Due to the impact of additional production cuts scheduled by its customers, AAM now estimates that such production volumes will be down approximately 15% in 2005, as compared to the prior year. Based on this revised production outlook and the assumed continuation of steel and metallic material cost increases, AAM now expects its earnings in 2005 to range from $1.40 to $1.55 per share.

On April 14, 2005, the Securities and Exchange Commission adopted a new rule that amends the compliance dates for FASB Statement No. 123 (revised 2004), Share-Based Payment (Statement No. 123R). As a result, AAM now intends to adopt this accounting standard on January 1, 2006.

AAM also announced revised estimates for its capital spending and free cash flow in 2005. Due to additional productive capacity made available by lower anticipated production volumes, changes in program timing requirements and the favorable cost impact of various ongoing productivity initiatives, AAM now expects its capital spending to range from $260 million - $280 million in 2005.

Reflecting the impact of these revisions to earnings and capital spending estimates, AAM now expects its free cash flow to be approximately break-even in 2005.

A conference call to review AAM’s first quarter 2005 results is scheduled today at 10:00 a.m. EDT. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (877) 278-1452 from the United States or (706) 643-3736 from outside the United States. A replay will be available from 5:00 p.m. EDT on April 29, 2005 until 5:00 p.m. EDT May 6, 2005 by dialing (800) 642-1687 from the United States or (706) 645-9291 from outside the United States. When prompted, callers should enter conference reservation number 5189382.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission (SEC) rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles and passenger cars. In addition to locations in the United States (in Michigan, New York and Ohio), AAM also has offices or facilities in Brazil, China, England, Germany, India, Japan, Mexico, Scotland and South Korea.

Certain statements in this press release are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “will,” “expect,” “anticipate,” “intend,” “project,” and similar words or expressions are intended to identify forward-looking statements. These statements speak only as of the date of this press release. The statements are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: reduced demand of our customers’ products (particularly light trucks and SUVs produced by GM and DaimlerChrysler); reduced purchases of our products by GM, DaimlerChrysler or other customers; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to maintain satisfactory labor relations and avoid work stoppages; our customers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to attract and retain key associates; our ability and our customers’ ability to successfully launch new product programs; our ability to respond to changes in technology or increased competition; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations and fuel costs); adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statements.

# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Christopher M. Son
Director, Corporate Relations	Director, Investor Relations
(313) 758-4880	(313) 758-4814
grayc@aam.com	chris.son@aam.com

Or visit the AAM website at http://www.aam.com

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
	March 31,
	2005	2004
	(In millions, except per share data)

Net sales	$818.9	$952.8

Cost of goods sold	746.6	816.4

Gross profit	72.3	136.4

Selling, general and administrative expenses	46.6	49.5

Operating income	25.7	86.9

Net interest expense	(6.1)	(8.4)
Debt refinancing and redemption costs	-	(23.5)
Other income, net	0.3	0.7

Income before income taxes	19.9	55.7

Income taxes	6.6	19.2

Net income	$13.3	$36.5

Diluted earnings per share	$0.26	$0.66

Diluted shares outstanding	51.1	55.3

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2005	2004
	(Unaudited)
	(In millions)
ASSETS

Current assets:
Cash and cash equivalents	$3.3	$14.4
Accounts receivable, net	367.2	334.9
Inventories, net	210.9	196.8
Prepaid expenses and other	49.7	39.1
Deferred income taxes	6.0	7.4
Total current assets	637.1	592.6

Property, plant and equipment, net	1,743.6	1,713.0
Deferred income taxes	8.1	6.8
Goodwill	147.8	147.8
Other assets and deferred charges	75.5	78.6
Total assets	$2,612.1	$2,538.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$367.5	$398.6
Other accrued expenses	151.8	181.9
Total current liabilities	519.3	580.5

Long-term debt	550.6	448.0
Deferred income taxes	116.5	114.5
Postretirement benefits and other long-term liabilities	460.1	440.3
Total liabilities	1,646.5	1,583.3

Stockholders' equity	965.6	955.5
Total liabilities and stockholders' equity	$2,612.1	$2,538.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	March 31,
	2005	2004
	(In millions)
Operating activities
Net income	$13.3	$36.5
Depreciation and amortization	43.4	41.3
Other	(90.8)	(73.4)

Net cash provided by (used in) operating activities	(34.1)	4.4

Purchases of property, plant & equipment	(74.8)	(46.7)

Net cash used in investing activities	(74.8)	(46.7)

Net increase in long-term debt	103.1	419.9
Redemption of 9.75% Notes	-	(314.6)
Debt issuance costs	-	(9.7)
Employee stock option exercises	2.2	3.1
Dividends paid	(7.4)	-
Purchase of treasury stock	-	(63.0)

Net cash provided by financing activities	97.9	35.7

Effect of exchange rate changes on cash	(0.1)	0.2

Net decrease in cash and cash equivalents	(11.1)	(6.4)

Cash and cash equivalents at beginning of period	14.4	12.4

Cash and cash equivalents at end of period	$3.3	$6.0

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended
	March 31,
	2005	2004
	(In millions)

Net income	$13.3	$36.5
Interest expense	6.3	8.6
Income taxes	6.6	19.2
Depreciation and amortization	43.4	41.3

EBITDA	$69.6	$105.6

Net debt(b) to capital

	March 31,	December 31,
	2005	2004
	(In millions, except percentages)

Total debt	$550.6	$448.0
Less: cash and cash equivalents	3.3	14.4

Net debt at end of period	547.3	433.6

Stockholders' equity	965.6	955.5

Total invested capital at end of period	$1,512.9	$1,389.1

Net debt to capital(c)	36.2%	31.2%

(a) We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b) Net debt is equal to total debt less cash and cash equivalents.

(c) Net debt to capital is equal to net debt divided by the sum of stockholders' equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Net operating cash flow and free cash flow(d)
				Three months ended
				March 31,
				2005	2004
				(In millions)

Net cash provided by operating activities				$(34.1)	$4.4
Less: purchases of property, plant & equipment				(74.8)	(46.7)

Net operating cash flow				(108.9)	(42.3)

Less: dividends				(7.4)	-

Free cash flow				$(116.3)	$(42.3)

After-Tax Return on Invested Capital (ROIC)(e)
					Trailing Twelve
	Quarter Ended				Months Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2004	2004	2004	2005	2005
	(In millions, except percentages)

Net income	$55.3	$36.4	$31.3	$13.3	$136.3
After-tax net interest expense (f)	3.9	4.0	3.8	4.1	15.8

After-tax return	$59.2	$40.4	$35.1	$17.4	$152.1

Net debt at end of period					$547.3
Stockholder's equity at end of period					965.6

Invested capital at end of period					1,512.9
Invested capital at beginning of period					1,498.4

Average invested capital(g)					$1,505.7

After-Tax ROIC(h)					10.1%

(d) We define net operating cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is defined as net operating cash flow less dividends. We believe net operating cash flow and free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Net operating cash flow is also a key metric used in our calculation of incentive compensation. Other companies may calculate net operating cash flow and free cash flow differently.

(e) We believe that ROIC is a meaningful overall measure of business performance because it reflects the company's earnings performance relative to its investment level. ROIC is also a key metric used in our calculation of incentive compensation. Other companies may calculate ROIC differently.

(f) After-tax net interest expense is equal to tax effecting net interest expense by the applicable effective income tax rate for each presented quarter.

(g) Average invested capital is equal to the average of beginning and ending invested capital.

(h) After-tax ROIC is equal to after-tax return divided by average invested capital.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: April 29, 2005	By:	/s/ Thomas L. Martin
Thomas L. Martin
Vice President - Finance &
Chief Financial Officer
(also in the capacity of
Chief Accounting Officer)